BD2202SUN

Application for                                Allstate Life Insurance Company
Allstate Advisor Variable Annuities            Std Mail: P.O. Box 80469 Lincoln, NE 68501-0469
Issued by Allstate Life Insurance Company      Express: 2940 S. 84th St Lincoln, NE 68506-4142
                                               Phone 1-800-203-0068 - Fax 866-628-1006



--------------------------------------------------------------------------------
1.SELECT PROGRAM-FOR BROKER USE ONLY

                    // ADVISOR    // ADVISOR PREFERRED
                     7-YR. SC    // Package I  // Package II  // Package III
                                    0-YR. SC      3-YR. SC       5-YR. SC


FOR BROKER USE ONLY:   // Program A            // Program B    // Program B
                       // Program B            // Program C    // Program C
                       // Program C
*NOT AVAILABLE         // Program D*
 IN ALL STATES

--------------------------------------------------------------------------------
2. SELECT OPTIONAL  BENEFIT(S)- Optional Benefits are subject to certain age and other restrictions.  May not be available with all products.  Additional charges may apply.  Refer to the  prospectus  for  current  charges  approved  under the contract.


A. Living Benefit Options - If selecting an optional Living Benefit, please complete the following steps. If not selecting a Living Benefit, please skip to section 2B below. Investment restrictions apply. For more information, please refer to the instruction page.

   Step 1:Select a Living Benefit: (Select One)

       a. TrueReturn/R/ Accumulation Benefit:
          / / TrueReturn Guarantee Option 1....Rider Period: _____ years (8-20)
          / / TrueReturn Guarantee Option 2....Rider Period: _____ years (10-20)

       b. SureIncome/SM/ Withdrawal Benefit:
          / / SureIncome Plus (available ages 0-85)
          / / SureIncome for Life (available ages 50-79)

   Step 2:Select a Living Benefit Investment Choice: (Select One)

          / / Fidelity VIP Freedon Funds *Use section 12A to choose your Fidelity VIP Freedom Funds subaccount)
          / / Custom Model (Use section 12B to choose your subaccounts)


B. Death Benefit Options - Select all that apply:

  / / Maximum Anniversary Value - Available for owners, annuitant, and co-annuitant age 0-79
  / / Enhanced Beneficiary Protection - Available for owners, annuitant, and co-annuitant age 0-79
  / / Earnings Protection Death Benefit - Available for owners, annuitant, and co-annuitant age 0-79
  / / Spousal Protection Benefit - Available for IRAs where owners and annuitants age 0-90, and co-annuitant age 0-79(limitations may apply)


3.   OWNER - If no  Annuitant  is  specified in Section 6, the Owner will be the
     Annuitant.
                                                                                       // Male
                                                                                       // Female
________________________________________________________________________________________________________
                Name                                                                    Gender
________________________________________________________________________________________________________
SSN/TIN                                        Date of Birth                            Phone
________________________________________________________________________________________________________
Street Address(no PO Boxes or C/O)              City                State               Zip

________________________________________________________________________________________________________
Mailing address (if different from above)       City                State               Zip



For Home Office Use Only

BD2202SUN                       PAGE 1 OF 6                             (05/07)

                                                                       BD2202SUN

4.  OWNER TYPE
/ / Individual          / / Grantor Trust       / / Non-Grantor Trust   / / Partnership                 / /Corporation/Association
/ / CRT                 / / Minor               / / Custodial           / / Tax Exempt Organization


5.  JOINT OWNER - (If any)

                                                                                       // Male
                                                                                       // Female
________________________________________________________________________________________________________
                Name                                                                    Gender
________________________________________________________________________________________________________
SSN/TIN                                        Date of Birth                    Relationship to Owner
________________________________________________________________________________________________________
Street Address(no PO Boxes or C/O)              City                State               Zip



-------------------------------------------------------------------------------




6. ANNUITANT INFORMATION - Complete only if different from the Owner listed above.

                                                                                       // Male
                                                                                       // Female
________________________________________________________________________________________________________
     Annuitant Name                                                                    Gender
________________________________________________________________________________________________________
SSN/TIN                                        Date of Birth
________________________________________________________________________________________________________
Street Address(no PO Boxes or C/O)              City                State               Zip

                                                                                       // Male
                                                                                       // Female
________________________________________________________________________________________________________
     Co-Annuitant Name                          SSN/TIN             Date of Birth       Gender



(Complete only if Spousal Protection Benefit is selected in Section 2B.)

-------------------------------------------------------------------------------


7. BENEFICIARY(IES) - Spouse must be the sole Primary Beneficiary if the Spousal Protection Benefit is selected in Section 2B.

_________________________________________________________________________________________________________________________________%
PRIMARY BENEFICIARY 1 NAME         SS/TIN           Date of Birth               Relationship to Owner                 Percentage
_________________________________________________________________________________________________________________________________
Street Address (No PO Boxes or C/O)                                    City               State                       Zip

_________________________________________________________________________________________________________________________________%
BENEFICIARY 2 NAME / /PRIMARY   / /CONTINGENT     SS/TIN           Date of Birth      Relationship to Owner           Percentage
_________________________________________________________________________________________________________________________________
Street Address (No PO Boxes or C/O)                                    City               State                       Zip

_________________________________________________________________________________________________________________________________%
BENEFICIARY 3 NAME / /PRIMARY   / /CONTINGENT     SS/TIN           Date of Birth      Relationship to Owner           Percentage
_________________________________________________________________________________________________________________________________
Street Address (No PO Boxes or C/O)                                    City               State                       Zip

_________________________________________________________________________________________________________________________________%
BENEFICIARY 4 NAME / /PRIMARY   / /CONTINGENT     SS/TIN           Date of Birth      Relationship to Owner           Percentage
_________________________________________________________________________________________________________________________________
Street Address (No PO Boxes or C/O)                                    City               State                       Zip

------------------------------------------------------------------------------

8.   CITIZENSHIP - If more space is necessary, use Special Remarks section

Are the following Parties U.S. Citizens? - If "NO" Complete Below

Owner           / / Yes         / / No          Joint Owner             / / Yes         / / No
Annuitant(s)    / / Yes         / / No          Beneficiary(ies)        / / Yes         / / No

___________________________________________________________________________________________________
Name                                 Party (e.g. "Owner")                     Country
___________________________________________________________________________________________________
Permanent Resident Card Number                               Visa Number and Type
(Attach copy if available)                                   (Attach copy if available)

--------------------------------------------------------------------------------

9.   TYPE OF PLAN

// Nonqualified  // Traditional IRA  // SEP-IRA  // Roth IRA  // Other _________________

Tax year for which IRA contribution is being made _____  Contribution by: // Employer // Individual

-------------------------------------------------------------------------------
BD2202SUN                       PAGE 2 OF 6                             (05/07)

                                                                       BD2202SUN

10. INITIAL PAYMENT - IMPORTANT: Please make sure client name and Social Security Number appear on all client checks.

Initial Purchase Payment: $___________ Make check payable to Allstate Life Insurance Company.

A.   Source of Payment

        // Initial Payment  // Transfer  // Rollover  // 1035 Exchange

B.   Method of Payment

        // Personal Check  // Cashier's Check/Money Order  // Wire   / / Other _________

11.   ALLOCATION OF PAYMENT - COMPLETE ONE OF THE FOLLOWING THREE OPTIONS

     A. This option only available if SELECTING the TrueReturn/R/ or SureIncome/SM/ Benefits in Section 2A. Allocations must be whole percentages and total 100%. If NOT selecting TrueReturn or SureIncome Benefits, move to options 11B or 11C below.

     1. / / _____% of purchase payment allocated to the Fidelity VIP Freedom
                   Funds subaccount selected in Section 12A or the variable subaccount(s) selected in Section 12B.

     2. / / _____% of purchase payment allocated to the DCA Account*. Money will be transferred in equal monthly installments out of the DCA Account to the Fidelity VIP Freedom Funds subaccount selected in Section 12A or the variable subaccount(s) selected in
                   Section 12B. All money must be transferred out of the DCA Account by the end of the selected installment period.

                Select ONE:     / / 6-month DCA Account in ________ (3-6) monthly installments
                                / / 12-month DCA Account in ________ (7-12) monthly installments

     B. This option only available if NOT SELECTING the TrueReturn/R/ or SureIncome/SM/ Benefits in Section 2A. Allocations must be whole percentages and total 100%.

     1. / / _____% of purchase payment allocated to the Fidelity VIP Freedom
                   Funds subaccount selected in Section 12A or the variable subaccount(s) selected in Section 12B.

     2. / / _____% of purchase payment allocated to the DCA Account*. Money will be transferred in equal monthly installments out of the DCA Account to the Fidelity VIP Freedom Funds subaccount selected in Section 12A or the variable subaccount(s) selected in
                   Section 12B. All money must be transferred out of the DCA Account by the end of the selected installment period.


                Select ONE:     / / 6-month DCA Account in ________ (3-6) monthly installments
                                / / 12-month DCA Account in ________ (7-12) monthly installments

     3. / /  _____% of purchase payment allocated to the Guarantee Period
                    Accounts*. Allocations must be whole  percentages

                        Portion to allocate to Guarantee Period Accounts**

                                                                / / 1-Year Guarantee Period  ________ %
                                                                / / 3-Year Guarantee Period  ________ %
                                                                / / 5-Year Guarantee Period  ________ %
                                                                / / 7-Year Guarantee Period  ________ %
                                                                / / 10-Year Guarantee Period ________ %



     C. / / Growback Strategy* - This option available only if NOT SELECTING TrueReturn/R/ or SureIncome/SM/ Benefits in Section 2A.

          A portion of purchase payment allocated to the (select one) / /1 / /3 / /5 / / 7 or / / 10 Year Guarantee Period Account** and the remainder allocated to the Fidelity VIP Freedom Funds subaccount selected in
          Section 12A or the variable subaccount(s) selected in Section 12B. The portion allocated to the Guarantee Period Account will grow to an amount equal to the initial purchase payment by the end of the guarantee period, assuming no withdrawals or transfers.

          This strategy may be terminated or modified at any time by the insurer (except in OR and WA) or you by providing written notice to the other party or, if investment option balances are inadequate, by executing the requested transfer. In the unlikely event that another financial transaction request is received on the transfer date, the insurer may delay processing the scheduled transfer if enrolling in Systematic Withdrawals.

* May not be available in all states or with all products.

** The 3, 5, 7, and 10-year Guarantee Period Accounts are subject to Market Value Adjustment (MVA). MVA accounts are not standard fixed accounts and do not have a contractually guaranteed minimum interest rate. See contract or prospectus for more details. Guarantee Period Accounts may not be available in all products. IMPORTANT - MVA DOES NOT APPLY IN GA, MD, OR, TX, AND WA. THE 1-YEAR GUARANTEE PERIOD ACCOUNT IS NOT AVAILABLE IN MA.

--------------------------------------------------------------------------------
BD2202SUN                       PAGE 3 OF 6                             (05/07)

                                                                       BD2202SUN

12. INVESTMENT CHOICES - Please complete ONE of the following two sections to allocate the variable portion of your purchase payment.

A. FIDELITY VIP FREEDOM FUNDS-May not be available in all states or with all products.

Select ONE of the following if you wish to have of your purchase payments or DCA transfers allocated to a Fidelity VIP Freedom Funds subaccount. If you have chosen to allocate a portion of you purchase payment to the DCA or Guarantee Period Accounts (including the Growback Strategy), the rmainder of you purchase paymnet will be allocated according to the subaccount you select.

/ / VIP Freedom Income Portfolio               / / VIP Freedom 2010 Portfolio
/ / VIP Frredom 2020 Portfolio(1)              / / VIP Freedom 2030 Portfolio(1)

B. VARIABLE SUBACCOUNTS - Complete this section only if NOT completing section 12A above. Allocations must be in whole percentages and add up to 100% (excluding any portion of purchase payment allocated to DCA or Guarantee Period Accounts in Section 11). If you selected the TrueReturn/R/ or SureIncome/SM/ Living Benefit in Section 2A, your investment choices may be limited. PLEASE REFER TO THE INSTRUCTION PAGE. Subaccounts in BOLD LETTERS are not available for selection with the TrueReturn or SureIncome Benefits.

MONEY MARKET
_______% Putnam VT Money Market
_______% Van Kampen LIT Money Market

BOND
_______% FTVIP Franklin U.S. Government
_______% Oppenheimer Core Bond/VA
_______% Oppenheimer Strategic Bond/VA
_______% Putnam VT Income

HIGH YIELD BOND
_______% Lord Abbett Series Fund - Bond-Debenture
_______% Oppenheimer High Income/VA
_______% Putnam VT High Yield

BALANCED
_______% Fidelity VIP Freedom 2010(2)
_______% Fidelity VIP Freedom 2020(1)
_______% Fidelity VIP Freedom 2030(1)
_______% Fidelity VI Freedom Income(2)
_______% FTVIP Franklin Income Securities
_______% Oppenheimer Balanced/VA
_______% Putnam VT The George Putnam Fund of Boston
_______% Putnam VT Global Asset Allocation
_______% Van Kampen UIF Equity and Income

LARGE CAP VALUE
_______% FTVIP Franklin Growth and Income Securities
_______% FTVIP Mutual Shares Securities
_______% Lord Abbett Series Fund - All Value
_______% Lord Abbett Series Fund - Growth and Income
_______% Putnam VT Growth and Income
_______% Putnam VT New Value
_______% STI Classic Large Cap Relative Value(3)
_______% STI Classic Large Cap Value Equity
_______% Van Kampen LIT Comstock
_______% Van Kampen LIT Growth and Income

LARGE CAP BLEND
_______% Fidelity VIP Index 500
_______% FTVIP Franklin Large Cap Growth Securities
_______% Oppenheimer Main Street/VA
_______% Putnam VT Investors

LARGE CAP GROWTH
_______% Fidelity VIP Contrafund/R/
_______% Fidelity VIP Growth Stock
_______% Oppenheimer Capital Appreciation/VA
_______% Putnam VT Voyager
_______% STI Classic Capital Appreciation(3)
_______% Van Kampen LIT Strategic Growth
_______% VAN KAMPEN UIF EQUITY GROWTH

MID CAP VALUE
_______% Lord Abbett Series Fund - Mid-Cap Value
_______% Van Kampen UIF U.S. Mid Cap Value

MID CAP GROWTH
_______% Fidelity VIP Mid Cap
_______% Lord Abbett Series Fund - Growth Opportunities
_______% Oppenheimer MidCap/VA
_______% PUTNAM VT VISTA
_______% STI CLASSIC MID-CAP EQUITY(3)
_______% Van Kampen UIF Mid Cap Growth

SMALL CAP VALUE
_______% FTVIP Franklin Small Cap Value Securities
_______% STI Classic Small Cap Value Equity

SMALL CAP BLEND
_______% Oppenheimer Main Street Small Cap/VA

SMALL CAP GROWTH
_______% VAN KAMPEN UIF SMALL COMPANY GROWTH

GLOBAL AND INTERNATIONAL
_______% FTVIP Mutual Discovery Securities
_______% FTVIP Templeton Developing Markets Securities
_______% FTVIP Templeton Foreign Securities
_______% OPPENHEIMER GLOBAL SECURITIES/VA
_______% Putnam VT International Equity
_______% Van Kampen UIF Global Franchise

SPECIALTY
_______% Van Kampen UIF Emerging Markets Debt
_______% Van Kampen UIF U.S. Real Estate
100 % TOTAL

1 THESE OPTIONS ARE NOT AVAILABLE WITH TRUERETURN/R/  GUARANTEE OPTION 1

2 THESE OPTIONS ARE NOT AVAILABLE WITH TRUERETURN GUARANTEE OPTION 1 only if 100% of the variable portion of the purchase payment is allocated to the selected Fidelity VIP Freedom Funds subaccount.

3 Effective May 31, 2007, the STI Classic Appreciation Fund, the STI Classic Large Cap Relative Value Fund, and the STI Classic Mid-Cap Equity Fund will change their names to STI Classic Large Cap Growth Stock Fund, STI Classic Large Cap Core Equity Fund, and STI Classic Mid-Cap Core Equity Fund, respectively.

-------------------------------------------------------------------------------
BD2202SUN                       PAGE 4 OF 6                             (05/07)

                                                                       BD2202SUN

13.  SPECIAL REMARKS
_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

-------------------------------------------------------------------------------

14. FRAUD WARNINGS - Please refer to the following required fraud warnings for your appropriate state.

For applicants in Arkansas, District of Columbia, Kentucky, Louisiana, Maine, New Mexico, Ohio, Pennsylvania, and Tennessee: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalities.

For applicants in Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the Company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

For applicants in Florida: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR DECEIVE ANY INSURER FILES A STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE.

For applicants in New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

For applicants in Virginia: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

For applicants in Puerto Rico: Any person who knowingly and with the intention to defraud includes false information in an application for insurance or file, assist or abet in the filing of a fraudulent claim to obtain payment of a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony and if found guilty shall be punished for each violation with a fine of no less than five thousands dollars ($5,000), not to exceed ten thousands dollars ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances exist, the fixed jail term may be increased to a maximum of five (5) years; and if mitigating circumstances are present, the jail term may be reduced to a minimum of two (2) years.


-------------------------------------------------------------------------------

15.  REPLACEMENT INFORMATION

A. Do you have any existing annuity or life insurance contracts?  // Yes // No

B. Will the annuity applied for replace one or more existing annuity or life insurance contracts? // Yes // No (If yes, please complete the following.)

        Company:____________________________            Policy No.:_____________
        Cost Basis Amount:$_________________            Policy Date:____________

C. Have you purchased another annuity during the current calendar year? // Yes // No

D. Do you or any joint owner currently own an annuity issued by the insurer?
// Yes  // No
-------------------------------------------------------------------------------
BD2202SUN                       PAGE 5 OF 6                             (05/07)

                                                                       BD2202SUN

16.  DISCLOSURES AND OWNER'S ACKNOWLEDGEMENTS

Annuities  and  insurance  products  are  not  insured  by the  Federal  Deposit
Insurance Corporation (FDIC), Federal Reserve Board, National Credit Union Association (NCUA), National Credit Union Share Insurance Fund (NCUSIF), or any other agency of the United States, or the bank or credit union, or an affiliate of the bank or credit union. Annuities are not obligations of any bank. The financial institution does not guarantee performance by the insurer issuing the annuity. Variable annuities involve investment risk, including potential loss of principal. Any benefits, values or payments based on performance of the segregated accounts may vary (increase or decrease) and are NOT guaranteed by our company, or any other insurance company, and are not guaranteed by the U.S. government or any state government. The owner bears all risk for amounts allocated to the variable portfolios. Variable annuities are not protected by the Securities Investor Protection Corporation (SIPC) as to the loss of the principal amount invested.

I/We have read the disclosure statement above, and:

     * understand a copy of this application signed by the Agent will be the receipt for the first purchase payment. If the insurer declines this application, the insurer will have no liability except to return the first purchase payment.

     * represent that my acknowledgments and statements provided in this application are complete and true to the best of my knowledge and belief.

     *    acknowledge receipt of a variable annuity prospectus.

     * acknowledge any additions or corrections to this application are subject to my approval. By accepting the annuity issued, I / We confirm these modifications.

     *    have read the applicable Fraud Warning for my state in Section 14.

     * understand that annuity payments or surrender values, when based upon the investment experience of a separate account, are variable and not guaranteed as to a fixed dollar amount. I understand that withdrawals made prior to the end of a guarantee period for the MVA fixed account may be subject to a Market Value Adjustment (MVA) which may be positive or negative.

TO REQUEST A STATEMENT OF ADDITIONAL INFORMATION (SAI), CHECK HERE / /

SUBSTITUTE FORM W-9
UNDER PENALTIES OF PERJURY, I CERTIFY THAT:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), AND

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
(IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, AND

3. I am a U.S. person (including U.S. resident alien).

The penalty of perjury certification applies only to the certifications in this substitute Form W-9.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISIONS OF THIS DOCUMENT OTHER THAN THE CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING.

Sign Here

___________________________________________________________________________
Owner's Signature                       Joint Owner's Signature

___________________________________________________________________________
Signed at: City, State                  Date

------------------------------------------------------------------------------

_______________________________________________________________________________________________________
Not FDIC,               Not Insured by any Federal      Not a           No Bank or Credit       May Lose
NCUA/NCUSIF Insured             Government Agency       Deposit            Union Guarantee        Value
_______________________________________________________________________________________________________
                        Variable annuities are not protected by the Securities Investor Protection
                        Corporation (SIPC) as to the loss of the principal amount invested.
________________________________________________________________________________________________________

17.     For Agent Use

To the best of your knowledge, as Agent, does the owner have an existing annuity or life insurance contract? // Yes // No

Do you, as Agent, have reason to believe the product applied for will replace existing annuities or insurance? // Yes // No

Sign Here

_____________________________________________________________________________
Licensed Agent Signature         Print name         Broker/Dealer

_____________________________________________________________________________
Social Security Number (required)  Address

_____________________________________________________________________________
Licensed I.D. #                  E-mail address      Telephone

BD2202SUN                       PAGE 6 OF 6                             (05/07)